G U A R A N T Y



TO:         BNY FINANCIAL CORPORATION


In consideration of your entering into or your refraining from terminating at this time that certain Revolving Credit, Term Loan and Security Agreement dated the date hereof ("TII Loan Agreement") among you, TII Industries, Inc. ("Industries") and TII Corporation ("Corporation") and that certain Revolving Credit, Term Loan and Security Agreement dated the date hereof ("Crown Loan Agreement"; together with the TII Loan Agreement, individually and collectively, the "Agreement") between you and Crown Tool & Die Company, Inc. ("Crown"; together with Industries and Corporation, individually and collectively, the "Client") the undersigned hereby guarantees to BNY Financial Corporation (hereinafter called the "Company"), its successors and assigns, the prompt payment at maturity, or whenever they may become due in accordance with any of their terms, of all now existing and hereafter arising liabilities, indebtedness and obligations of the Client to the Company (including "Obligations," as defined in the Agreement, if such term is defined therein), whenever and however arising or acquired by the Company, whether direct or indirect, absolute or contingent (collectively, the "Obligations") and whether the same may now be or hereafter become due from the Client or the executors, administrators, successors or assigns of the Client, including the cost of protest and all legal expenses of or for collection, or for realization upon any collateral for the Obligations ("Collateral") or other guaranty. If this guaranty and/or any Obligation is placed with an attorney for collection, the undersigned further agrees to pay an attorney's fee of fifteen percent of any principal and interest due and demanded, which is hereby agreed to be just and reasonable and which shall be recoverable with the amount due under this guaranty.

Demand of payment, presentment, protest and notice of dishonor or non-payment are hereby expressly waived, and if any of the Obligations are payable on demand, the Company may, in its sole and absolute discretion, determine the reasonableness of the period, if any, to elapse prior to the making of demand.

The undersigned hereby consents and agrees that, without notice to or further assent from the undersigned for the purposes of this Guaranty, the time of payment of all or any of the Obligations, or any other provisions of the Obligations, may be extended, changed or modified, the parties thereto discharged, any or all Collateral released without obtaining other Collateral in substitution therefor, and any composition or settlement consummated and accepted, and that the undersigned will remain bound upon this guaranty notwithstanding one or more such extensions, changes, modifications, discharges, releases, compositions or settlements. The undersigned further consents and agrees that this guaranty shall not be impaired or otherwise affected by any failure to call for, take, hold, protect or perfect, continue the perfection of or enforce any security interest in or other lien upon, any Collateral or by any failure to exercise, delay in the exercise, exercise or waiver of, or forbearance or other indulgence with respect to, any right or remedy available to the Company. Any statement of account which is binding on the Client under the Agreement shall be binding on the undersigned for all purposes under this guaranty.

Subject to the terms of any security agreement executed by the undersigned in favor of the Company pursuant to which the Collateral has been pledged to the Company, the Company may also at any time in its discretion sell, assign, transfer and deliver the whole of the Collateral, or any part thereof, or any substitutes therefor, or any additions thereto, at public or private sale, at any time or place selected by the Company, at such prices as it may deem best and either for cash or for credit or future delivery, at the option of the Company without either demand, advertisement or notice of any kind to the undersigned, which are hereby expressly waived.

The undersigned assigns, pledges and grants a security interest to the Company in any money or property belonging to the undersigned at any time in the possession of the Company or in the possession of any parent, affiliate or subsidiary of the Company (hereinafter called a "Related Company"), including any deposit balances and all property held by the Company or a Related Company for any purpose including safekeeping, custody, transmission, collection,


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or pledge, and all proceeds of the foregoing, as security for the performance by the undersigned of the obligations under this guaranty, whether due or not, with full power and authority to apply any such money, property and proceeds to the extinguishment of any such obligations and to sell, enforce, collect or otherwise realize on said money, property or proceeds, all in accordance with applicable law and the terms of any and all security agreements executed by the undersigned in favor of the Company.

The undersigned agrees that the Company is not to be obligated in any manner to inquire into the powers of the Client, or its successors, its or their directors, officers, or agents, acting or purporting to act on its or their behalf, and any liabilities purporting to be contracted for the Client, or its successors, by its or their directors, officers, or agents, in the professed exercise of such powers, shall be deemed to form a part of the liabilities guaranteed hereunder even though the incurrence of such liabilities be in excess of the powers of the Client, its successors, or its or their directors, officers, or agents aforesaid, or shall be in any way irregular, defective or informal.

The liability of the undersigned on this guaranty shall be direct, immediate, absolute, continuing, unconditional, unlimited and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense hereto. Such liability shall not be conditional or contingent upon the pursuit by the Company of whatever remedies it may have against the Client or the Client's successors, executors, administrators or assigns, or the security or liens it may possess, and this guaranty shall be and shall be construed as being and intended to be, a continuing guaranty of the payment of any and all Obligations either made, endorsed or contracted by the Client, or any successor of the Client, prior to the receipt by the Company of written notice of the revocation of this guaranty by the undersigned, and of all extensions or renewals thereof in whole or in part; and notwithstanding the death of, or the revocation of this guaranty by, the undersigned guarantor, the liability of the guarantor so revoking and of the estate of the guarantor who dies shall continue as to Obligations incurred or contracted by the Client, or any successor of the Client, prior to such revocation or death and as to all extensions and renewals thereof, in whole or in part.

If any payment of the Obligations is made by or for the benefit of the Client and is repaid by the Company to the Client or any other party pursuant to any federal, state or other law, including those relating to bankruptcy, insolvency, preference or fraudulent transfer, then to the extent of such repayment, the liability of the undersigned with respect to such Obligation shall continue in full force and effect. The undersigned agrees that if the Company gives to the undersigned written notice of the institution of any action or proceeding, legal or otherwise between the Company and the Client, the undersigned shall be conclusively bound by the adjudication in any such legal or other proceeding, or by any judgment or award or decree entered therein.

Until such time as the Obligations have been fully and indefeasibly paid, the undersigned subordinates any claim or other right which the undersigned may now have or hereafter acquire against the Client or any other person that is primarily or contingently liable on any obligation that arises from the existence or performance of the undersigned's obligations under this guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification.

The undersigned also waives the right to assert in any action or proceeding upon this guaranty any defense, offsets or counterclaims which the undersigned may have with respect thereto. This guaranty shall be governed by and construed and interpreted in accordance with the laws of the State of New York and all actions and proceedings arising out of or in connection therewith shall be litigated in the federal or state courts of such State or, at the Company's option, in any other courts as the Company may select and the undersigned agrees that such courts are convenient forums and the undersigned submits to the personal jurisdiction of such courts. This guaranty cannot be altered or discharged orally. Notice of the acceptance of this guaranty is hereby waived.

The provisions of this guaranty are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall attach only to such


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clause or provision in any such  jurisdiction or part thereof,  and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this guaranty in any jurisdiction.

THE UNDERSIGNED WAIVES THE RIGHT TO TRIAL BY JURY IN ALL ACTIONS BROUGHT BY OR AGAINST THE COMPANY.

IN WITNESS WHEREOF, the undersigned has duly executed these presents this 30th day of April, 1998.



TII-DITEL, INC.


By: /S/ PAUL SEBETIC
   -----------------------------
Title:  VICE PRESIDENT-FINANCE

441 19th Street, S.E.
Hickory, North Carolina 28602





STATE OF
                                    SS.
COUNTY OF


On this 30th day of April, 1998, before me personally appeared Paul Sebetic to me known, who being by me duly sworn, did depose and say, that he is the Vice President of TII-Ditel, Inc., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.


                                                      /S/ BROOKE SPIEGEL
                                                      -------------------------
                                                      Notary Public




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